UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-1449794	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1005979.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2015, Embassy Bank for the Lehigh Valley (the “Bank”), the primary operating subsidiary of Embassy Bancorp, Inc. (the “Company”), entered into new supplemental executive retirement plan agreements with Judith A. Hunsicker and James R. Bartholomew, the Chief Financial Officer and Executive Vice President, respectively, of the Company and the Bank.  Additionally, in lieu of an increase in the amounts payable under his existing supplemental executive retirement plan agreements, the Company issued to David M. Lobach, Jr., Chairman, President and Chief Executive Officer of the Company and the Bank, fifteen thousand one hundred forty three (15,143) shares of restricted stock pursuant to the Company’s 2010 Stock Incentive Plan, all as more fully described below.

Supplemental Retirement Plan Agreements

The new supplemental executive retirement plan agreements entered into between the Bank and Ms. Hunsicker and Mr. Bartholomew are intended to provide for benefits in addition to those provided under the existing supplemental executive retirement plan agreements between the Bank and such individuals dated November 10, 2010.  More specifically, the new agreements provide for an annual benefit payable to Ms. Hunsicker of $11,500, and to Mr. Bartholomew of $7,500, in each case payable for a period of fifteen (15) years upon the executive’s retirement or termination of employment after attaining the age of sixty-five (65), in the case of Ms. Hunsicker, and age seventy (70), in the case of Mr. Bartholomew.  The agreement provides for a lesser annual benefit if Ms. Hunsicker or Mr. Bartholomew retire after age sixty (60) and sixty-seven (67), respectively, but prior to age sixty-five (65) and seventy (70), respectively.

The new agreements also include non-competition and non-solicitation provisions, the violation of which by the executive would result in the executive forfeiting his or her right to receive the benefits payable under each of the supplemental executive retirement plan agreements between the executive and the Bank.

Under the supplemental retirement plan agreements, the full annual benefit is payable in the event of the death or disability of the executive, or if the executive’s employment is involuntarily terminated within two (2) years following a change in control of the Company or Bank.  In each case, the annual benefit is to be paid for a term of fifteen (15) years.

The foregoing description of the supplemental retirement plan agreements is qualified in its entirety by reference to the actual agreements filed herewith as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Grant of Restricted Stock

On December 23, 2015, the Company issued to Mr. Lobach fifteen thousand one hundred forty three (15,143) shares of restricted stock pursuant to the Company’s 2010 Stock Incentive

Plan.  On December 23, 2015, the shares had an aggregate fair market value of $10.94.  The shares were issued in lieu of a periodic increase in the benefits payable under the existing supplemental executive retirement plan agreements between the Bank and Mr. Lobach.

Item 9.01.Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.        Description

10.1Supplemental Executive Retirement Plan Agreement between Embassy Bank for the Lehigh Valley and Judith A. Hunsicker, dated December 23, 2015.

10.2Supplemental Executive Retirement Plan Agreement between Embassy Bank for the Lehigh Valley and James R. Bartholomew, dated December 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date:  December 29, 2015      By: /s/ Judith A. Hunsicker

Name:  Judith A. Hunsicker

Title:   Senior Executive Vice President,

Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.     Description

10.1Supplemental Executive Retirement Plan Agreement between Embassy Bank for the Lehigh Valley and Judith A. Hunsicker, dated December 23, 2015.

10.2Supplemental Executive Retirement Plan Agreement between Embassy Bank for the Lehigh Valley and James R. Bartholomew, dated December 23, 2015.